Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No.1 to the Registration Statement on Form S-1 (No. 333-271458) of Movella Holdings Inc. of our report dated March 31, 2023, relating to the consolidated financial statements of Movella Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

San Jose, California

May 19, 2023